GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


        Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens, i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                            |          GIVE THE NAME AND
                                            |           SOCIAL SECURITY
    FOR THIS TYPE OF ACCOUNT:               |            NUMBER OF --
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                                            |
1.   Individual                             |The individual
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2.   Two or more individuals (joint account)|  The actual owner of the  account,
                                            |  if  combined  funds,   the  first
                                            |  individual on the account (1)
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3.   Custodian account of a minor (Uniform  |  The minor (2)
     Gift to Minors Act)                    |
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4.   a.   The usual revocable savings trust |  The grantor-trustee (1)
          (grantor is also trustee)         |
     b.   The so-called trust account that  |  The actual owner (1)
          is not a legal or valid trust     |
          under State law.                  |
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5.   Sole proprietorship                    |  The owner (3)
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                                            |
                                            |          GIVE THE NAME AND
                                            |           SOCIAL SECURITY
         FOR THIS TYPE OF ACCOUNT:          |            NUMBER OF - -
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6.   A valid trust, estate or pension trust |  Legal entity (do not furnish the
                                            |  identification   number  of  the
                                            |  personal    representative    or
                                            |  trustee  unless the legal entity
                                            |  itself is not  designated in the
                                            |  account title) (4)
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7.   Corporation                            |  The corporation
                                            |
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8.   association, club, religious,          |  The organization
     charitable, educational or             |
     other tax-exempt organization          |
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9.   Partnership                            |  The partnership
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10.  A broker or registered nominee         |  The broker or nominee
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11.  Account with the Department of         |  The public entity
     Agriculture in the name of a public    |
     entity (such as a State or local       |
     government,  school district or        |
     prison) that receives agricultural     |
     program payments                       |
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(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or your Employer Identification Number.
(4)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and supply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Certain payees are exempt from backup withholding. For interest and dividends, the following payees are exempt:

o    A corporation
o An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7).
o    The United States or any of its agencies and instrumentalities.
o A State, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.
o A foreign government or any of its political subdivisions, agencies or instrumentalities.
o    An international organization or any of its agencies or instrumentalities.
o    A foreign central bank of issue.
o A dealer in securities or commodities required to register in the United States or a possession of the United States.
o    A real estate investment trust.
o    An entity registered at all times under the Investment Company Act of 1940.
o    A common trust fund operated by a bank under section 584(a).
o    A financial institution.
o A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporation Secretaries, Inc. Nominee List.
o An exempt charitable remainder trust, or a trust described in section 4947. Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
o    Payments to non-resident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o    Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
o Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the taxpayer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o    Payments described in section 6049(b)(5) to non-resident aliens.
o    Payments on tax-free covenant bonds under Section 1451.
o    Payments made by certain foreign organizations.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACT OF THE FORM. SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

        Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereto.

PRIVACY ACT NOTICE.

        Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fails to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

             FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                         OR THE INTERNAL REVENUE SERVICE


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